                                  EXHIBIT 10.80

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE CONVERTED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                            SECURED CONVERTIBLE NOTE

$2,691,263.36                                      King of Prussia, Pennsylvania

FOR VALUE RECEIVED, the undersigned, SEDONA CORPORATION, a Pennsylvania corporation ("Maker"), promises to pay to the order of David R. Vey ("Holder"), with the address of 11822 Justice Avenue Suite B-6, Baton Rouge, Louisiana 70816, the principal sum of TWO MILLION SIX HUNDRED NINETY ONE THOUSAND TWO HUNDRED SIXTY THREE 36/100 dollars ($2,691,263.36) ("Loan"), together with interest thereon at the rate of eight percent (8%) per annum from the date hereof until the earlier of maturity or the date the balance shall be paid in full (this "Note"); provided that Holder shall be entitled at any time during the term of the Loan to convert the then outstanding balance of the Loan into shares of Common Stock at a price of $0.14 per share (the "Conversion Price").

     1. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.

          (a) The term "Common Stock" shall mean the Maker's common stock, par value $0.001 per share.

          (b) The term "Holder" shall mean and include all heirs, successors and assigns of any owner or holder of this Note.

          (c) The term "Maker" shall mean and include all makers, co-makers and other parties signing on the face of this Note and their successors and assigns, and the use of the plural number shall include the singular, and vice versa, and the use of any gender shall include all genders.

          (d) The term "Maturity" shall mean the date on which this Note shall be due and payable in full, which date shall be October 23, 2008, unless theretofore converted.

          (e) The term "Notice of Exercise" shall mean the Notice of Exercise substantially in the form of Exhibit A attached hereto.

          (f) The term "Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Notice of Exercise.

     2. Payment Terms. This Loan shall be effective commencing on October 23, 2006 (the "Effective Date") and continuing until two (2) years after the Effective Date. The Maker shall be obligated to make one payment of all outstanding principal and unpaid interest due thereon at Maturity. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder's principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.

     3. Events of Default. The following shall constitute an Event of Default:

          (a) In the event Maker shall fail (i) to pay any sums due hereunder when due, or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.

          (b) Defaults. In the event Maker fails to pay any invoice or other sum which may be due and payable to Holder or Oak Harbor Investment Properties, L.L.C ("Oak Harbor"), when due or required, according to the terms thereunder, unless prior written waiver has been granted to Maker by Holder or Oak Harbor.

          (c) Defaults. In the event Maker has received notice of default on any financial obligation in excess of One Hundred Thousand Dollars ($100,000.00).

     4. Acceleration of Maturity. Upon the happening of any Event of Default, the unpaid principal and interest due Holder shall, at the option of the Holder, become immediately due and payable.

     5. Security. The obligation of the Maker pursuant to this Note is secured by a lien and security interest in the collateral of the Maker as specifically set forth in a Security Agreement of even date herewith (the "Security Agreement").

     6. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

     7. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law or in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection up to a limit of 10% of the unpaid principal balance, including but not limited to reasonable attorney fees, enforceable as a contract of indemnity, plus all court costs.

     8. Waivers. The Maker, endorsers, sureties and guarantors hereof, if any, severally (i) waive presentment, protest and demand, (ii) waive notice of protest, demand, dishonor and nonpayment of this Note, and (iii) expressly agree that this Note may be renewed in whole or in part, or any nonpayment hereunder may be extended, or a new note of different form may be substituted for this Note or changes may be made in consideration of the extension of the Maturity date hereof, or any combination thereof, from time to time, but, in any singular event or any combination of such events, neither Maker nor any endorser, surety or guarantor will be released from liability by reason of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.

     9. Option to Convert Note into Stock.

          (a) The Maker represents that at any time during the term of the Loan, Holder shall have the right and option to convert (the "Conversion Right") the unpaid principal balance of this Note or any part thereof, together with all accrued and unpaid interest (the "Outstanding Balance"), into shares of Maker's voting Common Stock (the "Shares") having all rights inherent in common stock under the Maker's Articles of Incorporation and Bylaws in effect as of the date hereof. The number of Shares to be paid on conversion shall be equal to the amount of the then Outstanding Principal Balance divided by the Conversion Price or the adjusted share price conversion, if any, in compliance with the terms contained in Section 9 herein. Interest shall be paid in cash, however; at the sole election of the Holder, accrued interest may be converted into Shares at the same share price as the principal.

          (b) Maker shall use its best efforts to effectuate a registration statement for all Shares that may be issued under this Note in accordance with the terms of a Registration Rights Agreement (the "Registration Agreement") executed as of the Effective Date.

     10. Anti-Dilution.

     (a) The Conversion Price for the Shares issued upon the conversion of the Outstanding Balance on this Note shall be protected by the anti-dilution provisions set forth in this Section 9, provided that such anti-dilution shall not apply with respect to: (a) Maker's grant of restricted stock to employees or directors (whether granted prior to or after the Effective Date) pursuant to the terms and conditions of the Maker's 2000 Incentive Stock Option Plan; (b) the Maker's grant of stock options to employees or directors or the exercise of stock options (whether granted prior to or after the Effective Date) by current, future, or past employee's or directors of the Maker; (c) the issuance of shares for a consideration greater than Conversion Price in effect on the date of, and immediately prior to, such issue, or (d) an issuance of shares for which the Holder gives a written waiver of such adjustment.

     (b) Except as otherwise provided in this Section, in the event that the Maker shall at any time after the Effective Date, issue or sell any shares of Common Stock, including shares held in the Maker's treasury and shares issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and Common Stock issued upon the direct or indirect conversion or exchange of securities for Shares, (i) for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, or (ii) without consideration, then forthwith upon such issuance or sale, the Conversion Price (until another such issuance or sale) shall be reduced to the price (calculated to the nearest full cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price immediately prior to such issuance or sale plus (2) the consideration received by the Maker upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by
(y) the Conversion Price, immediately prior to such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 9(e) hereof. In no event shall the Conversion Price be increased.

     (c) For the purposes of any computation to be made in accordance with this Section, 9 the following shall be applicable:

          (i) In the case of issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the amount of cash received by the Maker for such shares (or, if shares of Common Stock are offered by the Maker for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

          (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Maker) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Maker.

          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Maker shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (iv) The reclassification of securities of the Maker other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) above.

          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, warrants or rights and upon the conversion or exchange of convertible or exchangeable securities.

     (d) In case the Maker shall at any time after the Effective Date subdivide Common Stock, the Conversion Price shall forthwith be proportionately decreased.

     (e) The Maker will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note.

     11. Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written Notice of Exercise to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued (the "Notice of Conversion"). The Maker shall, promptly thereafter, issue and deliver to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note and the number of Shares to be issued shall be rounded down to the nearest whole share. In the event that Holder elects to convert only a portion of the Outstanding Balance into Shares, Holder shall deliver to Maker a written acknowledgement of partial payment.

     12. Required Conversion of Outstanding Principal to Stock. In the event that the Maker raises new capital from the sale of equity or debt securities (excluding sums obtained from Oak Harbor Investment Properties, L.L.C. or its affiliates, or from the Holder ), in an aggregate amount equal to or in excess of Two Million ($2,000,000.00) Dollars (the "Financing"), the Maker may at its option within ninety (90) days from the closing of the Financing convert up to One Million Two Hundred Ten Thousand ($1,210,000.00) Dollars of the outstanding principal due on the Note (the "Conversion Limit") into equity, by paying to the Holder a cash payment equal to four percent of the principal converted. The number of shares to be issued upon conversion shall be equal to the principal balance converted divided by the Conversion Price as in effect immediately prior to such computation.

     13. Prepayment. The Maker may prepay any part of or the entire balance of this Note without penalty, provided the Holder does not elect in writing to convert all or a designated part of the principal and interest of the Note to equity within thirty (30) days after notice by the Maker of intent to prepay. The Holder of this Note may demand prepayment in full if either of the following conditions is met:

          (a) Company receives funds from any source (i. e., including all internal sources such as collections of accounts receivable as well as any external sources of funds such as sales of securities), totaling in excess of $3,500,000 from the date of this transaction.

          (b) Company reaches current cash on hand in excess of $2,000,000.00 for a period exceeding 30 days.

     14. Controlling Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana (other than its conflict of laws principles) and the provisions of applicable federal law.

     15. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

     16. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

     17. Captions. The captions of the sections of this Note are for the purpose of convenience only and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

     18. Remedies Not Exclusive. The remedies provided in this Note and the Security Agreement or otherwise available to Holder for enforcing the payment of the principal sum together with interest and the performance of the covenants, conditions and agreements herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of Holder, and may be exercised from time to time as often as occasion therefore shall occur until Holder has been paid all sums due in full.

     19. Severability. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid. In the event any waiver by Maker hereunder is prohibited by law, such waiver shall be and be deemed to be deleted herefrom.

     20. Integration. This Note together with the Registration Agreement and Exchange Agreement between the Maker and the Holder of even date executed in connection with the Loan ("Loan Documents") express the entire agreement between the Maker and Holder concerning the subject matter hereof and no modification of the Loan Documents shall be effective unless expressed in a mutually signed writing. None of Holder's rights, powers, privileges or immunities under this Note can be waived unless (and then only to the extent that) such waiver is expressed in a writing signed by Holder. 21. Successors and Assigns. This Note shall be binding upon the Maker, its successors and assigns, and shall inure to the benefit of Holder, his heirs and assigns.

     22. Time of Essence. Subject to the provisions hereof, time is of the essence of each and every provision of this Note.

     23. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the making of any payment, the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     24. Loss, Theft, Destruction or Mutilation of Note. Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note if mutilated, the Maker will make and deliver a new Note in the same form and dated as of the date hereof, in lieu of such Note.

     25. WAIVER OF JURY TRIAL.

     MAKER AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, MAKER AND HOLDER IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER PARTY MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

     26. JURISDICTION AND VENUE.

MAKER HEREBY AGREES THAT ALL ACTIONS FOR PROCEEDINGS INITIATED BY MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS

SHALL BE LITIGATED IN THE COURTS OF THE STATE OF LOUISIANA, OR THE UNITED STATES DISTRICT COURT STATE OF LOUISIANA, OR IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. MAKER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY HOLDER IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS NOTE. MAKER WAIVES ANY CLAIM THAT PHILADELPHIA COUNTY,

IF LOUISIANA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY HOLDER AGAINST MAKER AS DEMANDED OR PRAYED.

     IN WITNESS WHEREOF and intending to be legally bound hereby, Maker has duly executed this Note as of this the 23th day of October, 2006.

Maker's Address:                        MAKER:
1003 West Ninth Avenue, 2nd floor       SEDONA CORPORATION
King of Prussia, PA 19406


                                        ----------------------------------------
                                        By: Marco A. Emrich
                                            Chief Executive Officer

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO: SEDONA CORPORATION

     (1) The undersigned hereby elects to purchase ________________ shares of Common Stock (the "Common Stock"), of SEDONA CORPORATION pursuant to the terms of the attached Convertible Note dated October 23rd, 2006 between Sedona Corporation, as Maker, and DAVID R. VEY, as Holder (the "Note") and tenders herewith [THE ORIGINAL NOTE] [AN ACKNOWLEDGEMENT OF PARTIAL PAYMENT OF THE NOTE] together with all applicable transfer taxes.

     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below: